Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement:

(1) Registration Statement (Form S-3 No. 333-251109) of GCM Grosvenor Inc., and
(2) Registration Statement (Form S-8 No. 333-251110) pertaining to the Incentive Award Plan of GCM Grosvenor Inc.;

of our report dated February 25, 2022, with respect to the consolidated financial statements of GCM Grosvenor Inc. included in this Annual Report (Form 10-K) of GCM Grosvenor Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Chicago, Illinois
February 25, 2022